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                                                                    EXHIBIT 10.2

                      FIRST AMENDMENT TO PURCHASE AGREEMENT

         This First Amendment to Purchase Agreement (this "Amendment") is made as of December 15, 2003, by and between Columbus East Joint Venture, an Ohio general partnership ("Seller") and Glimcher Properties Limited Partnership, a Delaware limited partnership ("Buyer").

                                    RECITALS

         A. Buyer and Seller entered into that certain Purchase Agreement, dated as of October 22, 2003 (the "Purchase Agreement"), for the sale and purchase of certain real property located in the City of Columbus, State of Ohio commonly known as the Eastland Mall.

         B. Buyer and Seller desire to amend the Purchase Agreement in accordance with the terms of this Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, the parties hereby agree as follows:

         1. Defined Terms. All terms capitalized herein and not otherwise defined in this Amendment shall have the meaning set forth in the Purchase Agreement.

         2. Purchase Price Reduction. The parties hereby agree to a reduction in the Purchase Price by the sum of Six Hundred Thousand Dollars ($600,000.00). Accordingly, Paragraph 2(a) of the Purchase Agreement is hereby modified by deleting therefrom the term "Thirty Million Two Hundred Fifty Thousand Dollars ($30,250,000.00)" and substituting in lieu thereof the term "Twenty Nine Million Six Hundred Fifty Thousand Dollars ($29,650,000.00)." In addition, Paragraph 2(a)(iii) of the Purchase Agreement is hereby modified by deleting therefrom the term "Twenty Nine Million Six Hundred Fifty Thousand Dollars ($29,650,000.00)" and substituting in lieu thereof the term "Twenty-Nine Million Fifty Thousand Dollars ($29,050,000.00)."

         3.       Waiver of Contingencies.

                  (a) Buyer hereby confirms that the Inspection Period has expired and hereby waives any right to terminate the Purchase Agreement based upon the provisions of Paragraph 3(b).

                  (b) Buyer further confirms that it has received the Commitment (as defined in Paragraph 5(d)) and Survey (as defined in Paragraph 5(b)), and has identified no Defect. Buyer hereby waives any right to object to any Defect unless such new Defect is revealed by an update to the Title Commitment and Buyer provides notice of such Defect in accordance with Paragraph 5.

                  (c) Buyer confirms that it has received the Minimum Lessee Estoppel Certificates and the REA Estoppel Certificates from Sears and Lazarus in complete satisfaction of the requirements of Paragraph 6(d). Buyer hereby waives any right to terminate the Purchase

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Agreement based upon the provisions of Paragraph 6(d). Also, Buyer acknowledges and agrees that there are no third party consents required in connection with the assignment of the REAs and, accordingly, Buyer shall have no right to terminate the Purchase Agreement pursuant to the terms of Paragraph 6(f).

                  (d) Notwithstanding any provision of the Purchase Agreement to the contrary, Buyer (i) acknowledges the occurrence of a recent shooting incident at the Property, and (ii) accepts the Property subject to any property damage caused by such incident.

         4. Miscellaneous. (a) Subject to the provisions of this Amendment, all other terms and conditions contained in the Purchase Agreement shall remain unchanged and continue in full force and effect.

                  (b) In the event of any conflict between the terms of the Purchase Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

                  (c) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. The execution of this Amendment by facsimile signature shall be binding and enforceable as an original; provided that any Party delivering a facsimile document shall thereafter execute and deliver to the other Party an original instrument, effective as of the date of the facsimile instrument, as soon as reasonably possible thereafter.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                 SELLER:

                                 COLUMBUS EAST JOINT VENTURE, an Ohio
                                 general partnership

                                 By: JG Columbus East LLC, an Ohio limited
                                 liability company, its general partner

                                 By:_________________________________________
                                 Name:_______________________________________
                                 Title:______________________________________

                                 PURCHASER:

                                 GLIMCHER PROPERTIES LIMITED
                                 PARTNERSHIP, a Delaware limited partnership

                                 By: Glimcher Properties Corporation, a Delaware corporation, its sole general partner

                                 By:_________________________________________
                                 Name:_______________________________________
                                 Title:______________________________________

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